Exhibit 10.4

Execution Version

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is dated as of May 9, 2017, by and among Earthstone Energy, Inc., a Delaware corporation (“Earthstone”), EnCap Investments L.P., a Delaware limited partnership (“EnCap”), Oak Valley Resources, LLC, a Delaware limited liability company (“OVR”), and Bold Energy Holdings, LLC, a Texas limited liability company (“Bold” and, together with EnCap and OVR, the “Stockholders”).

WHEREAS, Earthstone, Earthstone Energy Holdings, LLC, a Delaware limited liability company (“EEH”), Lynden USA Inc., a Utah corporation (“Lynden”),  Lynden USA Operating, LLC, a Texas limited liability company (“Lynden Sub”), Bold and  Bold Energy III, LLC, a Texas limited liability company and subsidiary of Bold (“Bold Sub”), have executed, delivered, and closed a Contribution Agreement, dated as of November 7, 2016 and as amended on March 21, 2017 (the “Contribution Agreement”), that provided for, among other things, (i) the contribution to EEH by Earthstone of certain assets of Earthstone in exchange for units of EEH; (ii) the contribution to EEH by Lynden of all of the membership interests of Lynden Sub, in exchange for units of EEH; (iii) the contribution to EEH by Bold of all of the membership interests of Bold Sub in exchange for units of EEH; (iv) Earthstone’s recapitalization of its outstanding common stock as of the Closing Date into Class A Common Stock and authorization of the Class B Common Stock; and (v) Bold’s purchase of Class B Common Stock representing approximately 60% of the Common Stock of Earthstone directly from Earthstone for cash (collectively such transactions are referred to as the “Combination Transaction”)  (capitalized terms used and not otherwise defined herein shall have the meanings attributed thereto in the Contribution Agreement);

WHEREAS, each of the Stockholders is, as of the date hereof, the record and/or beneficial owner of that number of shares of (i) Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”), of Earthstone, and (ii) Class B Common Stock, par value $0.001 per share (“Class B Common Stock” and, together with Class A Common Stock, “Common Stock”), of Earthstone, in each case, as set forth opposite such Stockholder’s name on Schedule A hereto;

WHEREAS, prior to the Closing, the board of directors of Earthstone included three representatives of EnCap, two members of Earthstone management, and two independent directors;

WHEREAS, upon the Closing, the board of directors of Earthstone was expanded to nine members, four designated by EnCap, three independent directors, and two members of Earthstone management;

WHEREAS, upon the Closing, the post-combination members of Bold and OVR own and control a majority of the outstanding Common Stock and, therefore, possess sufficient shares to alter the composition of the board of directors of Earthstone through director elections.

NOW, THEREFORE, in consideration of the execution and delivery by Earthstone and Bold of the Contribution Agreement and the mutual representations, warranties, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.Representations and Warranties of the Stockholders. As of the date hereof, each of the Stockholders hereby represents and warrants to Earthstone, severally and not jointly, as follows:

(a)Such Stockholder is the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and unless otherwise indicated, the record owner of the shares of Common Stock (as may be adjusted from time to time pursuant to Section 4 hereof, the “Shares”) set forth opposite such Stockholder’s name on Schedule A to this Agreement and such Shares represent all of the shares of Common Stock beneficially owned by such Stockholder as of the date hereof.  For purposes of this Agreement, the term “Shares” shall include any shares of Common Stock issuable to such Stockholder upon exercise or conversion of any existing right, contract, option, or warrant to purchase, or securities convertible into or exchangeable for, Common Stock, as the case may be (“Stockholder Rights”) that are currently exercisable or convertible or become exercisable or convertible and any other shares of Common Stock such Stockholder may acquire or beneficially own during the term of this Agreement.

(b)Such Stockholder has all requisite organizational power and authority to execute and deliver this Agreement and to perform its obligations contemplated hereby. This Agreement has been validly executed and delivered by such Stockholder and, assuming that this Agreement constitutes the legal, valid and binding obligation of Earthstone and the other parties hereto, constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, or by principles governing the availability of equitable remedies).

(c)The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder will not, (i) conflict with the certificate of formation or limited liability company agreement of such Stockholder as presently in effect, (ii) conflict with or violate any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to such Stockholder or by which it is bound or affected, (iii) (A) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, (B) give to any other person any rights of termination, amendment, acceleration or cancellation of, or (C) result in the creation of any pledge, claim, lien, charge, encumbrance or security interest of any kind or nature whatsoever upon any of the properties or assets of the Stockholder under, any agreement, contract, indenture, note or instrument to which such Stockholder is a party or by which it is bound or affected, except for such breaches, defaults or other occurrences that would not prevent or materially delay the performance by such Stockholder of any of such Stockholder’s obligations under this Agreement, or (iv) except for applicable requirements, if any, of the Exchange Act, the Securities Act of 1933, as amended (the “Securities Act”), the New York Stock Exchange Market (the “NYSE”) or the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), require any filing by such Stockholder with, or any permit, authorization, consent or approval of, any governmental or regulatory authority, except where the failure to make such filing or obtain such permit, authorization, consent or approval would not prevent or materially delay the performance by such Stockholder of any of such Stockholder’s obligations under this Agreement.

(d)The Shares and the certificates representing the Shares owned by such Stockholder are held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all pledges, liens, charges, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder or under applicable federal and state securities laws or under the agreements set forth on Schedule B hereto.  Such Stockholder owns of record or beneficially no shares of Common Stock other than such Stockholder’s Shares as set forth on Schedule A.

(e)As of the date hereof, neither such Stockholder, nor any of its respective properties or assets is subject to any order, writ, judgment, injunction, decree, determination or award that would prevent or delay the consummation of the transactions contemplated hereby.

Section 2.Representations and Warranties of Earthstone. Earthstone hereby represents and warrants to the Stockholders as follows:

(a)Earthstone is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Earthstone has all requisite organizational power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by Earthstone and, assuming that this Agreement constitutes the legal, valid and binding obligation of the parties hereto, constitutes the legal, valid and binding obligation of Earthstone, enforceable against Earthstone in accordance with the terms of this Agreement (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, or by principles governing the availability of equitable remedies).

(b)The execution and delivery of this Agreement by Earthstone does not, and the performance of this Agreement by Earthstone will not, (i) conflict with the certificate of incorporation or bylaws or similar organizational documents of Earthstone as presently in effect, (ii) conflict with or violate any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Earthstone or by which it is bound or affected, (iii) (A) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, (B) give to any other person any rights of termination, amendment, acceleration or cancellation of, or (C) result in the creation of any pledge, claim, lien, charge, encumbrance or security interest of any kind or nature whatsoever upon any of the properties or assets of Earthstone or any of its subsidiaries under, any agreement, contract, indenture, note or instrument to which Earthstone or any of its subsidiaries is a party or by which Earthstone or any of its subsidiaries is bound or affected, except for such breaches, defaults or other occurrences that would not prevent or materially delay the performance by Earthstone of its obligations under this Agreement, or (iv) except for applicable requirements, if any, of the Exchange Act, the Securities Act, the NYSE or the HSR Act, require any filing by Earthstone with, or any permit, authorization, consent or approval of, any governmental or regulatory authority, except where the failure to make such filing or obtain such permit, authorization, consent or approval would not prevent or materially delay the performance by Earthstone of its obligations under this Agreement.

(c)As of the date hereof, none of Earthstone, its subsidiaries or any of their respective properties or assets are subject to any order, writ, judgment, injunction, decree, determination or award that would prevent or delay the consummation of the transactions contemplated hereby.

Section 3.Covenants of the Stockholders. The Stockholders, severally and not jointly, agree as follows:

(a)For so long as this Agreement is in effect, such Stockholder shall not vote any Shares or take any other action that would in any way alter the composition of Earthstone’s board of directors from its composition immediately following the Closing. For purposes of clarity, and the avoidance of doubt, immediately following the Closing, Earthstone’s board of directors shall be composed of nine members, four of which shall be designated by EnCap (the “EnCap Designated Directors”), three of which shall be independent (the “Independent Directors”), and two of which shall be members of Earthstone’s management, including Earthstone’s Chief Executive Officer (the “Earthstone Designated Directors” and, together with the Independent Directors, the “Non-EnCap Designated Directors”). Notwithstanding the foregoing, or any provision of this Agreement to the contrary, at any time during the effectiveness of this Agreement during which EnCap’s collective ownership of Earthstone, beneficially and of record, exceeds 50% of the total issued and outstanding Common Stock of Earthstone, EnCap may remove and replace one Non-EnCap Designated Director, and his or her successors, and such removal will be conducted in accordance with the provisions of Earthstone’s certificate of incorporation and bylaws then in effect.

(b)Such Stockholder shall not, except as contemplated by the terms of this Agreement (i) enter into any voting arrangement, whether by proxy, voting agreement, voting trust, power-of-attorney or otherwise, with respect to the Shares or (ii) take any other action that would in any way restrict, limit or interfere with the performance of his, her or its obligations hereunder or the transactions contemplated hereby.

Section 4.Adjustments Upon Share Issuances, Changes in Capitalization. In the event of any change in Common Stock or in the number of outstanding shares of Common Stock by reason of a stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or other similar event or transaction or any other change in the corporate or capital structure of Earthstone (including, without limitation, the declaration or payment of an extraordinary dividend of cash, securities or other property), and consequently the number of Shares changes or is otherwise adjusted, this Agreement and the obligations hereunder shall attach to any additional shares of Common Stock, stockholder rights or other securities or rights of Earthstone issued to or acquired by Stockholders.

Section 5.Further Assurances. Each Stockholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further endorsements, consents and other instruments as Earthstone may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

Section 6.Termination. This Agreement, and all rights and obligations of the parties hereunder, shall terminate upon the earlier of (a) the fifth anniversary of the Closing Date; and (b) the date upon which EnCap, OVR and Bold collectively own, of record and beneficially, less than 20% of Earthstone’s outstanding voting interests. Notwithstanding the foregoing, Section 8 hereof shall survive any termination of this Agreement.

Section 7.Action in Stockholder Capacity Only. Each Stockholder signs solely in its capacity as the record holder and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, such Stockholder’s Shares and nothing herein shall limit or affect any actions or omissions taken by or fiduciary duties of, a Stockholder or any of its affiliates, in its, his or her, as applicable, capacity as an officer or director of Earthstone to the extent permitted by applicable law.

Section 8.Miscellaneous.

(a)Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

(b)Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated thereby shall be paid by the party incurring such expenses.

(c)Amendments. This Agreement may not be amended except by Earthstone and all Stockholders by an instrument in writing signed by Earthstone and the Stockholders and in compliance with applicable law. Notwithstanding any provision of this Agreement to the contrary, the parties agree that, in the event that listing standards or rules promulgated by the NYSE or regulations or guidelines promulgated by the Securities and Exchange Commission require modification to the size of Earthstone’s board of directors, the parties will modify or amend this Agreement as reasonably necessary to ensure compliance with such requirements.

(d)Notice. All notices and other communications hereunder shall be in writing and shall be deemed duly given if delivered personally, mailed by registered or certified mail (return receipt requested), delivered by Federal Express or other nationally recognized overnight courier service or sent via facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(i) if to a Stockholder, to the address set forth under the name of such Stockholder on Schedule A hereto with a copy to (which shall not constitute notice):

 Latham & Watkins LLP
 811 Main Street, Suite 3700
 Houston, Texas 77002
 Attn:                  Michael E. Dillard
 Facsimile:         (713) 546-5401
 Email: michael.dillard@lw.com

(ii)if to Earthstone:

 Earthstone Energy, Inc.

 1400 Woodloch Forest Drive, Suite 300

 The Woodlands, Texas 77380

 Attention:             Frank A. Lodzinski

 Facsimile:            (281) 295-4272

 Email: frank@earthstoneenergy.com

 with a copy to (which shall not constitute notice):

 Jones & Keller, P.C.

 1999 Broadway, Suite 3150

 Denver, CO 80202

 Attention:       Reid A. Godbolt

 Facsimile:      (303) 573-8133

 Email: rgodbolt@joneskeller.com

(e)Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, unless a contrary intention appears, (i) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision and (ii) reference to any Section means such Section hereof. No provision of this Agreement shall be interpreted or construed against any party hereto solely because such party or its legal representative drafted such provision.

(f)Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall be considered one and the same agreement.  Delivery of an executed counterpart signature page of this Agreement by facsimile or by e-mail of a PDF document is as effective as executing and delivering this Agreement in the presence of the other parties.

(g)Entire Agreement. This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, among the parties, or between any of them, with respect to the subject matter hereof, and except as otherwise expressly provided herein, is not intended to confer upon any other person any rights or remedies hereunder.

(h)Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to laws that may be applicable under conflicts of laws principles. Each of the parties hereto irrevocably and unconditionally (i) agrees that any suit, action or other legal proceeding arising out of or relating to this Agreement or any of the agreements delivered in connection herewith or the transactions contemplated hereby or thereby shall be brought in the state courts of the State of Delaware (or, if such courts do not have jurisdiction or do not accept jurisdiction, in the United States District Court located in the State of Delaware), (ii) consents to the jurisdiction of any such court in any such suit, action or proceeding, and (iii) waives any objection that such party may have to the laying of venue of any such suit, action or proceeding in any such court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8(d). Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN

RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8(h).

(i)Specific Performance. The parties to this Agreement agree that irreparable damage may occur in the event that any provision of this Agreement is not performed in accordance with the terms of this Agreement and that Earthstone shall be entitled to seek specific performance of the terms of this Agreement without the posting of any bond or security in addition to any other remedy at law or equity.

(j)Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

(k)Several Liability.  Each party to this Agreement enters into this Agreement solely on its own behalf, each such party shall solely be severally liable for any breaches of this Agreement by such party and in no event shall any party be liable for breaches of this Agreement by any other party hereto.

(l)Non-Recourse.  No past, present or future director, officer, employee, incorporator, member, partner, stockholder, agent, attorney, representative or affiliate of any Stockholder hereto or of any of their respective affiliates shall have any liability (whether in contract or in tort) for any obligations or liabilities of such party arising under, in connection with or related to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby; provided, however, that nothing in this Section 8(l) shall limit any liability of any Stockholder hereto for its breaches of the terms and conditions of this Agreement.

(m)Ownership Interest.  Nothing contained in this Agreement shall be deemed to vest in Earthstone any direct or indirect ownership or incidence of ownership of or with respect to any Stockholder’s Shares. All rights, ownership and economic benefits of and relating to each Stockholder’s Shares shall remain vested in and belong to such Stockholder, and Earthstone shall have no authority to direct any Stockholder in the voting or disposition of any of such Stockholder’s Shares, except as otherwise provided in this Agreement.

(n)Waiver.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable law.

[Signature Page Follows]

IN WITNESS WHEREOF, Earthstone, EnCap, OVR, and Bold have caused this Agreement to be signed by its officer thereunto duly authorized and each Stockholder has signed this Agreement, all as of the date first written above.

EARTHSTONE ENERGY, INC.

By:	/s/ Frank A. Lodzinski
Name:	Frank A. Lodzinski

STOCKHOLDER: OAK VALLEY RESOURCES, LLC

By:	/s/ Frank A. Lodzinski
Name:	Frank A. Lodzinski
Title:	President and Chief Executive Officer

STOCKHOLDER: ENCAP INVESTMENTS L.P.

By:	EnCap Energy Capital Fund IX, L.P.
Sole Member of Bold Energy Holdings, LLC

By:	EnCap Equity Fund IX GP, L.P.,
General Partner of EnCap Energy Capital Fund IX, L.P.

By:	EnCap Investments L.P.,
General Partner of EnCap Equity Fund IX GP, L.P.

By:	EnCap Investments GP, L.L.C.,
General Partner of EnCap Investments L.P.

By:	/s/ Robert L. Zorich
Name:	Robert L. Zorich
Title:	Managing Partner

STOCKHOLDER: BOLD ENERGY HOLDINGS, LLC

By:	/s/ Joseph L. Castillo
Name:	Joseph L. Castillo
Title:	Authorized Person

SIGNATURE PAGE TO

VOTING AGREEMENT

SCHEDULE A

OWNERSHIP OF SHARES

Name and Address of Stockholder	Number of Shares of Class A Common Stock Beneficially Owned	Number of Shares of Class B Common Stock Beneficially Owned

EnCap Investments L.P. 1100 Louisiana Street, Suite 4900 Houston, Texas 77002	9,162,452	36,070,828
Oak Valley Resources, LLC 1400 Woodloch Forest Drive, Suite 300 The Woodlands, Texas 77380	9,162,452	-0-
Bold Energy Holdings, LLC 600 N. Marienfeld, Suite 1000 Midland, Texas 79701	-0-	36,070,828

SCHEDULE B

LIST OF AGREEMENTS

None.